Exhibit 99.1

Contacts:	Media Pascal Tanchoux — France 00 33 1 47 42 48 10 ptanchoux@krafteurope.com	Investors Chris Jakubik 847-646-5494 Chris.Jakubik@kraft.com

Richard Johnson — EU 00 33 1 47 42 91 14 rjohnson@krafteurope.com

Donna Sitkiewicz — North America 847-646-4538 Donna.Sitkiewicz@kraft.com
Kraft Foods Announces Plans To Acquire Groupe Danone’s
Global Biscuit Business
NORTHFIELD, IL — July 3, 2007 — Kraft Foods Inc. (NYSE: KFT) today announced that it has made a binding offer to acquire the global biscuit business of Groupe Danone (NYSE: DA) for €5.3 billion [$7.2 billion] in cash. As required by French law, Danone must consult with its Works Council prior to entering into a definitive agreement. Both companies anticipate that the transaction will close by the end of the year.
     “This proposed acquisition makes great sense for Kraft,” said Irene Rosenfeld, Kraft Chairman and CEO. “It will increase our presence in snacks — our fastest growing global segment — and transform our international business. This growing, high-margin business will give Kraft another core growth category in Europe, a cornerstone for faster growth in emerging markets, and the best portfolio of iconic biscuit brands in the world.”
     The planned acquisition encompasses Danone’s market-leading biscuit brands — among them, LU, Tuc and Prince — and operations and assets in 20 countries, including 36 manufacturing facilities. The transaction does not include Danone’s joint ventures in Latin America and India.

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     During 2006, the biscuit businesses to be acquired generated revenues of €2.0 billion [$2.7 billion] and EBITDA of €390 million [$525 million].
     This acquisition will be subject to customary closing conditions, including regulatory clearances.
     Employing approximately 15,000 people around the world, Danone’s biscuit business has a successful business model, a talented management team and a strong innovation pipeline.
     The European headquarters of the biscuit business will remain in the greater Paris metropolitan area for the foreseeable future. Kraft does not intend to close any of the Danone biscuit manufacturing facilities in France for at least three years after the agreement is signed.
     Once the transaction closes, Georges Casala, who currently runs Danone’s biscuit business, will join Kraft, as will key members of his team. Casala will report to Sanjay Khosla, President of Kraft International, and will manage the company’s entire EU biscuit business, including Kraft’s recently acquired Iberian biscuit brands and operations.
     With the acquisition, Kraft will gain broader operating scale and additional reach across the globe. This includes critical emerging markets — such as China, Russia, Poland, Indonesia and Malaysia — that account for over 25% of the business. For example, Kraft will double the size of its business in China and gain entry into the biscuit category in Eastern Europe, notably in Russia, where Danone is the share leader. The company also will establish footholds in Malaysia and Indonesia.
     “This transaction will create long-term value for our shareholders, and we expect it to be accretive to earnings per share in the first year,” Rosenfeld said. “Our strong balance sheet enables us to finance this acquisition with debt, while preserving our ability to execute our long-term growth plan, including our previously announced share repurchase program.”

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     For many years, Kraft has been bringing consumers around the world well-loved brands, including: Carte Noire, Grand’ Mère and Jacobs coffees; Côte d’Or, Milka and Toblerone chocolates; Philadelphia cream cheese; and Oreo cookies.
     “We look forward to welcoming the Danone biscuit team to the Kraft family and to working together to build on the growth of their wonderful biscuit brands around the world,” Rosenfeld said.
NOTE: Journalists and analysts are invited to attend a joint Kraft/Danone press conference at 11:00 a.m. CET (4 a.m. CDT, 5 a.m. EDT) at the InterContinental Paris Le Grand Hôtel: 2 Rue Scribe 75009 Paris, France. For access to the press conference via live audio webcast, please visit www.kraft.com.
     In addition, Kraft will host a call with analysts at 2 p.m. CET (7 a.m. CDT, 8 a.m. EDT). In the U.S., dial 888-802-8571; outside the U.S., dial 973-582-2794. The access code is 8987385. For access to the press conference via live audio webcast, please visit www.kraft.com.
     Both events will be archived at www.kraft.com.
Kraft Foods (NYSE: KFT) is one of the world’s largest food and beverage companies, with annual revenues of more than $34 billion. For over 100 years, Kraft has offered consumers delicious and wholesome foods that fit the way they live. Kraft markets a broad portfolio of iconic brands in 155 countries, including seven brands with revenue of more than $1 billion, such as Kraft cheeses, dinners and dressings; Oscar Mayer meats; Philadelphia cream cheese; Post cereals; Nabisco cookies and crackers; Jacobs coffees and Milka chocolates. Kraft became a fully independent company on March 30, 2007, and is listed in the Standard & Poor’s 100 and 500 indexes. The company is a member of the Dow Jones Sustainability Index and the Ethibel Sustainability Index. For more information, visit the company’s website at http://www.kraft.com.
This press release contains projections of future results and other forward-looking statements. One can identify these forward-looking statements by use of words such as “strategy,” “expects,” “plans,” “anticipates,” “believes,” “will,” “continues,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are based on the Company’s current assumptions and estimates and are subject to risks and uncertainties. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results and outcomes to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. These factors include: (a) the effect on the Company of competition in its markets, changes in consumer preferences and demand for its products, including diet trends, changing prices for its raw materials and local economic and market conditions; (b) the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios, to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels and to improve productivity; (c) the Company’s ability to consummate and successfully integrate acquisitions and to realize the cost savings and improved asset utilization contemplated by its restructuring program; (d) the impact of gains or losses, or lost operating income, from the sales of businesses that are less of a strategic fit within the Company’s portfolio; (e) the effects of foreign economies, changes in tax requirements and currency movements; (f) fluctuations in levels of customer inventories and credit and other business risks related to the operations of the Company’s customers; (g) the Company’s access to credit markets, borrowing costs and credit ratings; (h) the Company’s benefit expense, which is subject to the investment performance of pension plan assets, interest rates and cost increases for medical benefits offered to employees and retirees; (i) the impact of recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and

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labeling laws and regulations, potential claims relating to false or deceptive advertising under consumer protection or other laws and the possibility that consumers could lose confidence in the safety and quality of certain food products; and (j) consumer concerns regarding genetically modified organisms and the health implications of obesity and trans fatty acids. Developments in any of these areas could cause the Company’s results to differ materially from results that have been or may be projected by or on behalf of the Company. The Company cautions that the foregoing list of important factors is not exclusive. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and 8-K. Any forward-looking statements in this press release are made as of the date hereof. The Company does not undertake to update any forward-looking statement.
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